Exhibit 99.1

For More Information:

www.bea.com/investors

BEA Provides Update on Nasdaq Listing Qualification

SAN JOSE, CA – April 6, 2007 – BEA Systems, Inc., a world leader in enterprise infrastructure software, today announced that, as anticipated due to the delay in filing its Form 10-K for the fiscal year ended January 31, 2007, it received an Additional Staff Determination Letter from The Nasdaq Stock Market stating that BEA continues to be out of compliance with the filing requirements of Marketplace Rule 4310(c)(14) and, therefore, its common stock continues to be subject to delisting from The Nasdaq Global Select Market. BEA received similar Staff Determination Letters resulting from the delay in filing its Form 10-Qs for the quarters ended July 31, 2006 and October 31, 2006 due to its ongoing stock option review.

On March 13, 2007, BEA announced that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) had called for review the February 22, 2007 decision of the Nasdaq Listing Qualifications Panel (the “Panel”), which had previously established a deadline of March 12, 2007 for BEA to become current in its public filings. The Listing Council determined to stay the Panel’s decision pending further action by the Listing Council. BEA may submit additional information to the Listing Council for its consideration by May 4, 2007. The Listing Council will then review the Panel’s decision on the basis of the written record.

As previously disclosed, in August 2006, the Audit Committee of BEA’s Board of Directors initiated a review of BEA’s historical stock option grants, and on February 14, 2007, BEA announced the principal conclusions of the Audit Committee’s review. BEA is working with its independent auditors, Ernst & Young LLP, to restate its financial statements and become current in its public filings as soon as possible, and currently intends to do so by the end of June 2007. There can be no assurance that BEA will be able to make such filings in this timeframe, that the outcome of the Listing Council’s review will be favorable to BEA, or that BEA will remain listed on The Nasdaq Global Select Market.

About BEA

BEA Systems, Inc. (Nasdaq: BEAS) is a world leader in enterprise and communications infrastructure software. BEA’s SOA 360o platform is the industry’s most unified SOA platform for business transformation and optimization, designed to improve cost structures and grow new revenue streams. Information about how BEA is enabling customers to achieve Business LiquidITyTM can be found at bea.com.

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BEA Systems, Inc., BEA, Tuxedo, WebLogic, BEA JRockit and BEA WebLogic Server are registered trademarks, and BEA WebLogic Enterprise Platform, BEA WebLogic Integration, BEA WebLogic Portal, BEA WebLogic Platform, BEA WebLogic Express, BEA WebLogic Workshop, BEA WebLogic Java Adapter for Mainframe, BEA Liquid Data for WebLogic, BEA eLink, Business LiquidITy, microService Architecture and BEA WebLogic Enterprise Security are trademarks, of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the filing of BEA’s delinquent periodic reports and BEA’s continued listing on Nasdaq. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated by the forward-looking statements, including the risk that BEA may not be able to complete the preparation and filing of the described periodic reports in time to meet any deadlines or related extensions imposed by Nasdaq, the risk that Nasdaq may not grant any requested extension of time to file such reports, or the risk that Nasdaq may delist BEA’s common stock for failure to comply with any Nasdaq listing requirement. For more details, please refer to BEA’s SEC filings, including its Annual Report of Form 10-K for the fiscal year ended January 31, 2006, Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, and subsequent Current Reports on Form 8-K. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Contact Information:

Investor Contact:

Kevin Faulkner

Investor Relations

BEA Systems, Inc.

+1-408-570-8293

kevin.faulkner@bea.com

Media and Industry Analyst Contact:

Kevin Hayden

BEA Systems, Inc.

+1-408-570-8017

kevin.hayden@bea.com